EXHIBIT 99.1

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

         The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 and the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2004 are based on the consolidated financial statements of Rayovac and United after giving effect to Rayovac's acquisition of Microlite, United's acquisitions of Nu-Gro and United Pet Group and consummation of the respective transactions, including the acquisition of United, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial data.

         The unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 has been derived from Rayovac's condensed consolidated balance sheet as of September 30, 2004 and United's unaudited consolidated balance sheet as of September 30, 2004, adjusted to give effect to the transactions as if they had occurred on September 30, 2004. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2004 gives effect to the transactions as if they occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2004 gives effect to United's acquisition of Nu-Gro, which occurred on April 30, 2004, Rayovac's acquisition of Microlite, which occurred on May 28, 2004, and United's acquisition United Pet Group, which occurred on July 30, 2004, as if each acquisition occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statement of operations excludes non-recurring items directly attributable to the transactions.

         The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information. Pro forma adjustments are necessary to reflect the estimated purchase price for the respective transactions, the new debt and equity structure and to adjust amounts related to United's assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect interest expense and the income tax effect related to the pro forma adjustments.

         The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of United that exist as of the date of the completion of the transactions. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial data. In addition, the impact of integration activities, the timing of the completion of the transactions and other changes in United's assets and liabilities prior to completion of the transactions could cause material differences in the information presented.

         The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and have been derived from, and should be read in conjunction with, "Selected Financial Data - Rayovac", "Selected Financial Data - United" and the consolidated financial statements of Rayovac and United, including the notes thereto. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial data, are based on currently available information and certain adjustments that Rayovac believes are reasonable. They are not necessarily indicative of Rayovac's consolidated financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations.


            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 2004
                                 (in thousands)

                                                                                                            Rayovac &
                                                            Rayovac      United       Pro Forma             United Pro
                                                         Corporation   Industries    Adjustments              Forma
                                                             (1)           (2)           (3)                 Combined
                                                        --------------------------------------------       -------------


ASSETS
Current assets:
  Cash and cash equivalents............................. $   15,789   $    8,290    $       35 (a)         $    24,114
  Receivables, net......................................    289,632      107,493            -                  397,125
  Inventories...........................................    264,726      160,003        15,000 (b)             439,729
  Deferred income taxes.................................     19,233           -          6,731 (c)              25,964
  Other current assets..................................     61,132       19,885            -                   81,017
                                                        --------------------------------------------       -------------

Total current assets....................................    650,512      295,671        21,766                 967,949
Property, plant and equipment, net......................    182,396       99,365            -                  281,761
Goodwill................................................    320,577      247,446       458,903(d)            1,026,926
Intangible assets, net..................................    422,106      310,898            -                  733,004
Deferred income taxes...................................         -        78,495            -                   78,495
Other assets............................................     60,378       22,839        (7,714)(e)              75,503
                                                        --------------------------------------------       -------------
Total assets...........................................  $1,635,969   $1,054,714    $  472,955              $3,163,638
                                                        ============================================       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt................   $   23,895   $    6,678    $     (764)(f)          $   29,809
  Accounts payable....................................      228,052       41,653            -                  269,705
  Accrued liabilities.................................      146,711       67,195        (4,665)(f)             209,241
                                                        --------------------------------------------       -------------

  Total current liabilities...........................      398,658      115,526        (5,429)                508,755
Long term debt, net of current maturities.............      806,002      865,667       135,464 (f)           1,807,133
Deferred income taxes.................................        7,272           -             -                    7,272
Other non-current liabilities.........................      106,614        5,290            -                  111,904
                                                        --------------------------------------------       -------------

  Total liabilities...................................    1,318,546      986,483       130,035               2,435,064

Minority interest in equity of consolidated subsidiary        1,379           -             -                    1,379

Total shareholders' equity............................      316,044       68,231       342,920 (g)             727,195
                                                        --------------------------------------------       -------------

Total liabilities and shareholders' equity............   $1,635,969   $1,054,714    $  472,955              $3,163,638
                                                        ============================================       =============


       Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1) Condensed consolidated balance sheet for Rayovac, as obtained from Rayovac's Annual Report on Form 10-K for the period ended September 30, 2004.

(2) Condensed consolidated balance sheet for United, as obtained from United's Quarterly Report on Form 10-Q for the period ended September 30, 2004.

(3) The total estimated consideration as shown in the table below is allocated to the assets and liabilities of United as if the transactions had occurred on September 30, 2004. The allocation set forth below is preliminary. The unaudited pro forma condensed combined financial information assumes that the historical values of United's current assets, current liabilities and property plant and equipment approximate fair value, except as adjusted, pending forthcoming appraisals and other financial information.

     The allocation of consideration to acquired intangible assets is subject to the outcome of independent appraisals to be conducted after the completion of the combination transactions. A pro forma allocation of the consideration to the identifiable intangible assets of United has not been performed below; instead, all residual consideration has been allocated to goodwill. The actual amounts recorded when the combination transactions are completed may differ materially from the pro forma amounts presented below (in thousands).

Total purchase price:

     Issuance of Rayovac common stock..................     $   439,175
     Cash consideration................................          70,000
     Assumption of United debt.........................         872,345
     Acquisition related costs.........................          35,000
                                                         ---------------
                                                            $ 1,416,520
                                                         ===============

Preliminary allocation of purchase price, reflecting the transactions:

     Estimated adjustments to reflect assets and
       liabilities at fair value:
       Historical value of assets acquired, excluding
         goodwill, as of September 30, 2004...............    $   807,268
       Historical value of liabilities assumed............       (986,483)
       Write-off of United deferred financing fees........        (19,772)
       Current deferred tax liability recognized in
         association with the write-off of United
         deferred financing fees..........................          7,513
       Inventory valuation................................         15,000
       Current deferred tax asset recognized on inventory
         valuation........................................         (5,700)
       Assumption of United debt..........................        872,345
       Direct acquisition costs...........................         20,000
       Goodwill acquired (including $247,446 of pre-
         acquisition goodwill)............................        706,349
                                                              -------------
                                                              $ 1,416,520
                                                              =============

(a)      Net change in cash after completion of the transactions.

(b) Adjustment to the estimated purchase accounting valuation related to inventory.

(c) Tax benefits associated with the anticipated write-off of Rayovac and United unamortized debt issuance costs and purchase accounting adjustments to inventory.

(d) Estimated preliminary fair market value of incremental goodwill associated with the transactions.

(e) Write-off of United unamortized debt issuance costs of $19,772 and Rayovac unamortized debt issuance costs of $12,942 related to debt to be refinanced less the estimated $25,000 of deferred financing costs to be incurred in connection with the transactions.

(f) Net additional debt incurred after repayment of United debt, $868,822, and accrued interest, $4,665, at September 30 2004.

(g)      Reflects the following adjustments affecting equity:

         Issuance of common stock (13,750 shares @ $31.94).......  $  439,175
         Direct acquisition costs................................     (20,000)
         Historical value of United net assets acquired..........     (68,231)
         Rayovac debt financing cost write-off, net of tax.......      (8,024)
                                                                   -----------
                                                                   $  342,920
                                                                   ===========

         Note: The stock price of $31.94 used in the calculation of the purchase price is based on a five day closing price average beginning two days prior to Rayovac's announcement of the acquisition of United.


                                  Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                     Year Ended September 30, 2004
                                                            (in thousands)

                             Rayovac                                       United     United Pet
                          Corporation  Microlite   ProForma    Rayovac   Industries     Group      Nu-Gro     ProForma
                              (1)         (2)     Adjustments  Combined      (6)         (7)         (8)     Adjustments
                          -----------  ---------  -----------  --------  ----------   ----------   ------    -----------

Net sales...............$ 1,417,186  $   37,618   $       -  $1,454,804 $  640,890  $  206,834  $  87,942    $      -
Cost of goods sold......    811,894      28,294           -     840,188    423,712     136,554     67,976       7,884(9)
Restructuring and
   related charges......       (781)          -           -        (781)         -           -          -          -
                        -------------------------------------------------------------------------------------------------
Gross profit............    606,073       9,324           -     615,397    217,178      70,280     19,966      (7,884)
Operating expenses:
   Selling, general and
   administrative
   expenses.............    437,629      15,695       3,241(3)  456,565    165,695      55,312     11,760       1,148(10)
   Restructuring and
   related charges......     12,224           -           -      12,224          -           -          -           -
                        -------------------------------------------------------------------------------------------------
                            449,853      15,695       3,241     468,789    165,695      55,312     11,760       1,148
Operating income (loss).    156,220      (6,371)     (3,241)    146,608     51,483      14,968      8,206      (9,032)
Interest expense........     65,702       4,366      (2,252)(4)  67,816     42,528       7,308        591       1,228(11)
Other expense (income),
   net..................         64         (50)          -          14          -           -          -           -

Minority interest.......        (78)          -           -         (78)         -           -          -           -
                        -------------------------------------------------------------------------------------------------
Income (loss) from
   continuing
   operations before
   income taxes.........     90,532     (10,687)       (989)     78,856      8,955       7,660      7,615     (10,260)
Income tax expense
   (benefit)............     34,372           -           -(5)   34,372    (96,231)      5,856      2,793      (3,899)(12)

Income from continuing
   operations...........     56,160     (10,687)       (989)     44,484    105,186       1,804      4,822      (6,361)
Loss from
   discontinued
   operations, net of
   tax..................        380           -           -         380          -           -          -           -
                        -------------------------------------------------------------------------------------------------
Net income (loss).......$    55,780  $  (10,687)  $    (989)  $  44,104  $ 105,186   $   1,804  $   4,822   $  (6,361)
                        =================================================================================================


(CHART CONTINUED)

            Unaudited Pro Forma Condensed Consolidated Statement of Operations
                               Year Ended September 30, 2004
                                      (in thousands)


                             United                         Rayovac &
                           Industries      ProForma       United ProForma
                            Combined      Adjustments       Combined
                          ------------    ------------    ----------------

Net sales...............   $  935,666     $     -        $  2,390,470
Cost of goods sold......      636,126      (55,528)(13)     1,420,786
Restructuring and
   related charges......           -            -                (781)
                          ------------------------------------------------
Gross profit............      299,540       55,528            970,465
Operating expenses:
   Selling, general and
   administrative
   expenses.............      233,915       55,528(13)        746,008
   Restructuring and
   related charges......           -            -              12,224
                          ------------------------------------------------
                              233,915       55,528            758,232
Operating income (loss).       65,625           -             212,233
Interest expense........       51,655        2,321(14)        121,792
Other expense (income),
   net..................           -          (890)(15)          (876)

Minority interest.......           -             -                (78)
                          ------------------------------------------------
Income (loss) from
   continuing
   operations before
   income taxes.........       13,970       (1,431)            91,395
Income tax expense
   (benefit)............      (91,481)        (544)(16)       (57,653)(17)

Income from continuing
   operations...........      105,451         (887)           149,048
Loss from
   discontinued
   operations, net of
   tax..................           -            -                 380
                          ------------------------------------------------

Net income (loss).......   $  105,451     $   (887)      $    148,668
                          ================================================

       Notes to Unaudited Pro Forma Consolidated Statement of Operations

(1) Consolidated statement of operations for Rayovac, as obtained from Rayovac's Annual Report on Form 10-K for the period ended September 30, 2004.

(2) Represents the historical operating results for Microlite for the period from October 1, 2003 to May 28, 2004.

(3) Reclassification of Microlite expenses from interest expense to selling, general and administrative expenses to conform to the Rayovac presentation.

(4) Reclassification of Microlite expenses to conform to Rayovac's presentation, net of additional interest expense incurred in connection with the acquisition of Microlite.

(5) No net income tax benefit has been recognized in connection with Microlite's operating loss for the period from October 1, 2003 to May 28, 2004. Based on historical levels of income and the length of time required to utilize its deferred tax assets, the Company determined that it was more likely than not that it would not fully utilize its Microlite deferred tax assets and therefore recorded a valuation allowance against the benefit of such losses.

(6) Represents the historical operating results for United Industries for the twelve-month period ended September 30, 2004, including the results of United Pet Group from July 30, 2004, its date of acquisition, through September 30, 2004, and Nu-Gro from April 30, 2004, its date of acquisition, through September 30, 2004.

(7) Represents the historical operating results for United Pet Group for the period from October 1, 2003 to July 30, 2004.

(8) Represents the historical operating results for Nu-Gro for the period from October 1, 2003 to April 30, 2004.

(9) Represents a reclassification of $7.7 million from selling, general and administrative expenses related to freight costs to conform with the accounting treatment for such costs by United Industries. The adjustment also includes an adjustment to record incremental depreciation expense related to property and equipment acquired in the United Pet Group acquisition based on estimated fair values. Such property and equipment is being depreciated using the straight-line method over varying periods, the average of which is approximately 10 years.

(10) Represents an adjustment to record approximately $8.8 million of incremental amortization expense related to intangible assets (other than goodwill) acquired in the United Pet Group and Nu-Gro acquisitions, based on estimated fair values. Intangible assets acquired included trade names, patents and customer relationships. The majority of acquired trade names are being amortized using the straight-line method over periods ranging from 5 to 40 years, while several trade names have been determined to have indefinite lives. Patents acquired and customer relationships are being amortized using the straight-line method over 15 years and 5 years, respectively. This adjustment is offset by the reclassification of $7.7 million of freight costs from selling, general and administrative expenses to cost of goods sold to conform with the accounting treatment for such costs by United Industries.

(11) Represents the change in interest expense related to the new senior credit facility executed by United Industries on April 30, 2004, a portion of the proceeds of which were used to finance the Nu-Gro acquisition, and the amendment of such senior credit facility on July 30, 2004, a portion of the proceeds of which were used to finance the United Pet Group acquisition.

(12) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.

(13) Represents a reclassification of freight costs from cost of goods sold to selling, general and administrative expenses to conform with the accounting treatment for such costs by Rayovac.

(14) Represents increased interest expense, net of a reclassification of interest income, associated with the debt issued and refinanced in connection with the transactions. The effect of a 0.125 percent change in the expected interest rate on the approximately $1 billion of variable rate debt to be refinanced in connection with the transactions is approximately $1.3 million.

(15) Represents a reclassification of interest income from interest expense, net, to conform to Rayovac's presentation.

(16) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.

(17) Includes a reduction of income tax expense of $104.1 million, reflecting a full reversal of United's valuation allowance originally established against the tax deductible goodwill deduction and certain net operating loss carryforwards that were generated in 1999 through 2003. Based on historical levels of income and the length of time required to utilize its deferred tax assets, the Company determined that it was more likely than not that it would fully utilize its deferred tax assets and that it was no longer necessary to maintain a valuation allowance. The following table excludes this one-time adjustment from income tax expense in arriving at net income:


                                                                      Rayovac &
                                                                       United
                                                                      Pro Forma        Tax           Pro Forma
                                                                       Combined     Adjustment        Adjusted
                                                                  ------------------------------------------------


Income from continuing operations before income taxes.............      $  91,395    $        -        $  91,395
Income tax (benefit) expense......................................        (57,653)      104,137           46,484
                                                                  ------------------------------------------------

Income from continuing operations.................................        149,048      (104,137)          44,911
Loss from discontinued operations (net of tax)....................            380             -              380
                                                                  ------------------------------------------------

Net income........................................................      $ 148,668    $ (104,137)       $  44,531
                                                                  ================================================
